Exhibit 99.1

For Immediate Release	Contact: Ann Storberg, Investor Relations (517) 324-6629

AMERICAN PHYSICIANS CAPITAL, INC. ANNOUNCES
CEO’S INTENTION TO RETIRE

East Lansing, Mich. (December 2, 2003) — American Physicians Capital, Inc. (NASDAQ:ACAP) announced today that William B. Cheeseman, its President and CEO, intends to retire from the company, effective December 31, 2003.

“The company would like to thank Bill for his many years of dedicated service to the company,” said Dr. Thomas Berglund, Chairman of the Board of Directors. “Bill was responsible for growing the company from its inception as a small mutual insurer into a publicly traded corporation and his many contributions are deeply appreciated.”

Mr. Cheeseman intends to work with the company to ensure an orderly transition and to finalize the terms of his departure.

Corporate Description

American Physicians Capital, Inc. is a regional provider of medical professional liability insurance focused primarily in the Midwest markets through American Physicians Assurance Corporation and its other subsidiaries. Further information about the companies is available on the Internet at www.apcapital.com.

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